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                      AMES DEPARTMENT STORES, INC.
                      CONDENSED BALANCE SHEET
                      MANAGEMENT FORMAT
                      FISCAL 1996 PLAN
                      ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 2 of 3

                                                                   FOR MONTH ENDING
                      ------------------------------------------------------------------------------------------------------------
                      FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Assets
Current Assets:
  Cash & equivalents   $19,314  $25,273  $19,193  $28,906  $23,128  $20,240  $25,303  $21,547  $15,433  $37,032  $27,422  $12,695

  Mdse Inventories     451,805  460,025  477,103  475,079  441,546  450,803  471,504  533,701  563,407  555,272  385,046  394,807
  Other current assets  34,063   42,976   41,960   44,644   39,868   42,166   51,541   52,482   59,313   75,112   29,702   27,343
                      ------------------------------------------------------------------------------------------------------------
  Total Current Assets 505,182  528,274  538,257  548,630  504,543  513,209  548,348  607,730  638,153  667,415  442,171  434,845

Net Fixed Assets        64,101   62,421   64,406   66,110   66,236   67,115   68,214   68,386   69,052   69,407   69,609   69,967

Long Term Assets         5,109    4,755    5,150    4,796    4,441    4,337    6,483    6,128    6,024    5,669    5,315    5,211
                      ------------------------------------------------------------------------------------------------------------
Total Assets          $574,392 $595,450 $607,813 $619,536 $575,220 $584,661 $623,045 $682,244 $713,229 $742,492 $517,095 $510,023
                      ============================================================================================================


Liabilities
Current Liabilities:
  Trade acc'ts pay.   $162,347 $126,558 $139,227 $139,058 $109,183 $132,594 $148,811 $172,549 $178,880 $182,607 $120,161 $122,694
  Note (rev.) payable   40,000  105,000  115,000  125,000  110,000  105,000  130,000  165,000  195,000  205,000        -    5,000
  Other current liabs. 183,967  180,594  171,832  172,551  172,434  166,608  168,942  170,866  166,115  172,127  173,323  178,554
                      ------------------------------------------------------------------------------------------------------------
  Total Current Liabs. 386,314  412,152  426,059  436,608  391,617  404,202  447,753  508,414  539,995  559,734  293,483  306,248


Long-term debt          15,587   13,964   14,065   13,995   13,371   13,471   13,400   12,776   12,877   12,977   12,318   12,270
Other LT liabilities    35,393   35,091   34,790   34,488   34,187   33,885   33,584   33,282   32,981   32,679   32,378   32,251

Unfav. lease liability  18,489   18,306   18,123   17,940   17,757   17,574   17,391   17,208   17,026   16,842   16,659   16,476
Fresh-start excess      42,004   41,413   40,939   40,466   39,874   39,401   38,928   38,336   37,863   37,390   36,798   36,324


Shareholders Equity
  Paid-in capital       80,960   80,960   80,960   80,960   80,960   80,960   80,960   80,960   80,960   80,960   93,548   87,913
  Ret. earn. (def.)     (4,355)  (6,436)  (7,122)  (4,922)  (2,547)  (4,833)  (8,970)  (8,733)  (8,473)   1,908   31,911   18,541
                      ------------------------------------------------------------------------------------------------------------
  Total Share. Equity   76,605   74,524   73,838   76,038   78,414   76,127   71,990   72,227   72,487   82,869  125,458  106,454
                      ------------------------------------------------------------------------------------------------------------
Total Liab. & Equity  $574,392 $595,450 $607,813 $619,536 $575,220 $584,661 $623,045 $682,244 $713,229 $742,492 $517,095 $510,023
                      ============================================================================================================

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